As filed with the Securities and Exchange Commission on October 8, 2013

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

B&G FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3918742 (I.R.S. Employer Identification No.)

Four Gatehall Drive, Suite 110

Parsippany, NJ 07054

973.401.6500

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Scott E. Lerner

Executive Vice President, General Counsel, Secretary and Chief Compliance Officer

Four Gatehall Drive, Suite 110

Parsippany, NJ 07054

973.401.6500

(Name, address including zip code, and telephone number, including area code,

of agent for service)

Copy to:

Stephen M. Leitzell, Esq.

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

215.994.4000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ _________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ ________

If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	572,546	$34.87	$19,964,680	$2,572
TOTAL

(1)                                 Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)                                 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices of the registrant’s common stock, as reported on the New York Stock Exchange on October 4, 2013 of $35.27 and $34.47, respectively.

PROSPECTUS

572,546 Shares of Common Stock

This prospectus relates to the resale of up to an aggregate of 572,546 shares of common stock, par value $0.01 per share, of B&G Foods, Inc. that may be offered and sold from time to time by the selling stockholder named in this prospectus. For more information on the selling stockholder, please see the section entitled “Selling Stockholder” beginning on page 6 of this prospectus. The shares of common stock offered for resale under this prospectus were issued by us to Natural Instincts LLC, the selling stockholder named in this prospectus, in connection with our acquisition of all of the issued and outstanding equity interests in Rickland Orchards LLC, which closed on October 7, 2013. We will not receive any of the proceeds from the sale of these shares but we will incur expenses in connection with this offering.

Our common stock is traded on the New York Stock Exchange under the symbol “BGS.” On October 4, 2013, the closing price of one share of our common stock was $35.15.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholder identified in this prospectus will offer or sell any of the shares. The selling stockholder identified in this prospectus may offer the shares of common stock covered by this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, at fixed prices or prices subject to change or at privately negotiated prices. We provide more information about how the selling stockholder may sell the shares in the section entitled “Plan of Distribution” beginning on page 7.

Our executive offices are located at Four Gatehall Drive, Suite 110, Parsippany, NJ, 07054, and our telephone number is 973.401.6500.  We maintain a website at www.bgfoods.com.  The information on our website is not a part of this prospectus or incorporated by reference herein.

Investing in our common stock involves a high degree of risk which is described in the “Risk Factors” section beginning on page 4 of this prospectus. We urge you to carefully read the “Risk Factors” section before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 8, 2013

ABOUT THIS PROSPECTUS

This prospectus relates to the resale of up to an aggregate of 572,546 shares of our common stock that may be offered and sold from time to time by the selling stockholder identified in this prospectus. The shares of common stock offered for resale under this prospectus were issued by us to Natural Instincts LLC, the selling stockholder named in this prospectus, in connection with our acquisition of all of the issued and outstanding equity interests in Rickland Orchards LLC, which closed on October 7, 2013. We will not receive any of the proceeds from the sale of these shares but we will incur expenses in connection with this offering. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus provides you with a general description of the shares the selling stockholder may offer. Any prospectus supplement may add, update or change information contained in this prospectus.

We have not authorized anyone to provide information or to make any representations other than those contained in this prospectus or a prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the U.S. Securities and Exchange Commission, or the SEC, and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, up to an aggregate of 572,546 shares of common stock may be offered and sold from time to time by the selling stockholder identified in this prospectus, who received its shares directly from us in connection with our acquisition of all of the issued and outstanding equity interest in Rickland Orchards LLC. As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

The terms “B&G Foods,” “our,” “we” and “us,” as used in this prospectus, refer to B&G Foods, Inc. and its wholly owned subsidiaries, except where it is clear that the term refers only to the parent company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus, and each prospectus supplement relating to a particular offering of securities, contain forward-looking statements. The words “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “projects” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by any forward-looking statements. We believe important factors that could cause actual results to differ materially from our expectations include the following:

•                  our substantial leverage;

•                  the effects of rising costs for our raw materials, packaging and ingredients;

•                  crude oil prices and their impact on distribution, packaging and energy costs;

•                  our ability to successfully implement sales price increases and cost saving measures to offset any cost increases;

•                  intense competition, changes in consumer preferences, demand for our products and local economic and market conditions;

•                  our continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios in order to compete effectively with lower priced products and in markets that are consolidating at the retail and manufacturing levels, and to improve productivity;

•                  the risks associated with the expansion of our business;

•                  our possible inability to integrate any businesses we acquire;

•                  our ability to access the credit markets and our borrowing costs and credit ratings, which may be influenced by credit markets generally and the credit ratings of our competitors;

•                  the effects of currency movements of the Canadian dollar as compared to the U.S. dollar;

•                  other factors that affect the food industry generally, including:

—         recalls if products become adulterated or misbranded, liability if product consumption causes injury, ingredient disclosure and labeling laws and regulations and the possibility that consumers could lose confidence in the safety and quality of certain food products;

—         competitors’ pricing practices and promotional spending levels;

—         the risks associated with third-party suppliers and co-packers, including the risk that any failure by one or more of our third-party suppliers or co-packers to comply with food safety or other laws and regulations may disrupt our supply of raw materials or certain finished goods products or injure our reputation; and

—         fluctuations in the level of our customers’ inventories and credit and other business risks related to our customers operating in a challenging economic and competitive environment; and

•                  other factors discussed under “Risk Factors” or elsewhere in this prospectus.

Developments in any of these areas, which are more fully described elsewhere in this prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus, and each applicable prospectus supplement, could cause our results to differ materially from results that have been or may be projected by or on our behalf.

All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

We caution that the foregoing list of important factors is not exclusive. We urge you not to unduly rely on forward-looking statements contained or incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement.

THE COMPANY

We manufacture, sell and distribute a diverse portfolio of branded, high quality, shelf-stable food products across the United States, Canada and Puerto Rico. Many of our branded products have leading regional or national market shares.  In general, we position our branded products to appeal to the consumer desiring a high quality and reasonably priced product.  We complement our branded product retail sales with institutional and food service sales and limited private label sales.

Our goal is to continue to increase sales, profitability and cash flows by enhancing our existing portfolio of branded, shelf-stable products and by capitalizing on our competitive strengths.  We intend to implement our growth strategy through the following initiatives: expanding our brand portfolio with acquisitions of complementary branded businesses, continuing to develop innovative new products and delivering them to market quickly, leveraging our multiple-channel sales, marketing and distribution system and continuing to focus on higher growth customers and distribution channels.  Since 1996, we have successfully acquired and integrated more than 25 brands into our company.

Our products include hot cereals, fruit spreads, canned meats and beans, spices, seasonings, marinades, hot sauces, wine vinegar, maple syrup, molasses, salad dressings, Mexican-style sauces, taco shells and kits, salsas, pickles, peppers, nut clusters and other specialty food products.  We compete in the retail grocery, food service, specialty, private label, club and mass merchandiser channels of distribution.  Our products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Baker’s Joy, Brer Rabbit, Cream of Rice, Cream of Wheat, Devonsheer, Don Pepino, Emeril’s, Grandma’s Molasses, JJ Flats, Joan of Arc, Las Palmas, Maple Grove Farms of Vermont, Molly McButter, Mrs. Dash, New York Style, Original Tings, Ortega, Pirate’s Booty, Polaner, Red Devil, Regina, Sa-són, Sclafani, Smart Puffs, Sugar Twin, Trappey’s, TrueNorth, Underwood, Vermont Maid and Wright’s.  We also sell and distribute two branded household products, Static Guard and Kleen Guard.

B&G Foods, including our subsidiaries and predecessors, has been in business for over 120 years. We were incorporated in Delaware on November 25, 1996 under the name B Companies Holdings Corp. On August 11, 1997, we changed our name to B&G Foods Holdings Corp. On October 14, 2004, simultaneously with the completion of our initial public offering, B&G Foods, Inc., then our wholly owned subsidiary, was merged with and into us and we were renamed B&G Foods, Inc.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholder. We will not receive any of the proceeds from the sale of these shares but we will incur expenses in connection with this offering. We will pay all expenses of the registration and qualification of the shares of common stock other than selling commissions and fees and stock transfer taxes. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions.

SUMMARY OF THE UNDERLYING TRANSACTION

On October 7, 2013, we completed the acquisition of all the issued and outstanding equity interests of Rickland Orchards LLC.  Following the completion of the acquisition, Jason Cohen, the founder and chief executive officer of Rickland Orchards LLC, and Michael Sands, the chief operating officer of Rickland Orchards, began serving as an executive vice president and a vice president, respectively, of B&G Foods.  As part of the consideration for the acquisition, we issued Natural Instincts LLC, which is the selling stockholder named in this prospectus, an aggregate of 572,546 shares of our common stock.  Mr. Cohen is a member of the board of managers of Natural Instincts LLC as well as a member of Natural Instincts LLC.  Mr. Sands is a member of Natural Instincts LLC.

RISK FACTORS

An investment in the shares of our common stock involves a number of risks. Before deciding whether to purchase the shares of common stock, you should give careful consideration to the risks discussed below and elsewhere in this prospectus, including those set forth under the heading ‘‘Special Note Regarding Forward-Looking Statements’’ on page 3 of this prospectus, and in our filings with the SEC that we have incorporated by reference in this prospectus. Additional risks and uncertainties not currently known to us or that we currently believe to be immaterial may also impair our business operations.

Any of the risks discussed below or elsewhere in this prospectus or in our SEC filings incorporated by reference in this prospectus, and other risks we have not anticipated or discussed, could have a material impact on our business, consolidated financial condition, results of operations or liquidity. In that case, the market price for our common stock could decline and you may lose all or part of your investment.

Risks Relating to this Offering

You may not receive the level of dividends provided for in our dividend policy or any dividends at all.

Dividend payments are not mandatory or guaranteed and holders of our common stock do not have any legal right to receive, or require us to pay, dividends. Our board of directors may, in its sole discretion, decrease the level of dividends provided for in our dividend policy or entirely discontinue the payment of dividends. Future dividends with respect to shares of our common stock depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions (including restrictions in our credit agreement and senior notes indenture), business opportunities, provisions of applicable law (including certain provisions of the Delaware General Corporation Law) and other factors that our board of directors may deem relevant.

If our cash flows from operating activities were to fall below our minimum expectations (or if our assumptions as to capital expenditures or interest expense were too low or our assumptions as to the sufficiency of our revolving credit facility to finance our working capital needs were to prove incorrect), we may need either to reduce or eliminate dividends or, to the extent permitted under our credit agreement and indenture, fund a portion of our dividends with borrowings or from other sources. If we were to use working capital or permanent borrowings to fund dividends, we would have less cash and/or borrowing capacity available for future dividends and other purposes, which could negatively impact our financial condition, results of operations, liquidity and ability to maintain or expand our business.

Our dividend policy may negatively impact our ability to finance capital expenditures, operations or acquisition opportunities.

Under our dividend policy, a substantial portion of our cash generated by our business in excess of operating needs, interest and principal payments on indebtedness, and capital expenditures sufficient to maintain our properties and assets is in general distributed as regular quarterly cash dividends to the holders of our common stock. As a result, we may not retain a sufficient amount of cash to finance growth opportunities or unanticipated capital expenditure needs or to fund our operations in the event of a significant business downturn. We may have to forego growth opportunities or capital expenditures that would otherwise be necessary or desirable if we do not find alternative sources of financing. If we do not have sufficient cash for these purposes, our financial condition and our business will suffer.

Our certificate of incorporation authorizes us to issue without stockholder approval preferred stock that may be senior to our common stock in certain respects.

Our certificate of incorporation authorizes the issuance of preferred stock without stockholder approval and, in the case of preferred stock, upon such terms as the board of directors may determine. The rights of the holders of shares of our common stock will be subject to, and may be adversely affected by, the rights of holders of any class or series of preferred stock that may be issued in the future, including any preferential rights that we may grant to the holders of preferred stock. The terms of any preferred stock we issue may place restrictions on the payment of dividends to the holders of our common stock. If we issue preferred stock that is senior to our common stock in right of dividend payment, and our cash flows from operating activities or surplus are insufficient to support dividend payments to the holders of preferred stock, on the one hand, and to the holders common stock, on the other hand, we may be forced to reduce or eliminate dividends to the holders of our common stock.

Future sales or the possibility of future sales of a substantial amount of shares of our common stock or other securities convertible or exchangeable into common stock may depress the price of our common stock.

We may issue shares of our common stock or other securities convertible or exchangeable into common stock from time to time in future financings or as consideration for future acquisitions and investments. In the event any such future financing, acquisition or investment is significant, the number of shares of our common stock or other securities convertible or exchangeable into common stock that we may issue may in turn be significant. In addition, we may grant registration rights covering shares of our common stock or other securities convertible or exchangeable into common stock, as applicable, issued in connection with any such future financing, acquisitions and investments.

Future sales or the availability for sale of a substantial number of shares of our common stock or other securities convertible or exchangeable into common stock, whether issued and sold pursuant to our shelf registration statement or otherwise, would dilute our earnings per share and the voting power of each share of common stock outstanding prior to such sale or distribution, could adversely affect the prevailing market price of our securities and could impair our ability to raise capital through future sales of our securities. As a result you could experience a significant loss in the value of your investment.

Our certificate of incorporation and bylaws and several other factors could limit another party’s ability to acquire us and deprive our investors of the opportunity to obtain a takeover premium for their securities.

Our certificate of incorporation and bylaws contain certain provisions that may make it difficult for another company to acquire us and for holders of our securities to receive any related takeover premium for their securities. For example, our certificate of incorporation authorizes the issuance of preferred stock without stockholder approval and upon such terms as the board of directors may determine. The rights of the holders of shares of our common stock will be subject to, and may be adversely affected by, the rights of holders of any class or series of preferred stock that may be issued in the future.

SELLING STOCKHOLDER

This prospectus relates to the resale of shares of our common stock by the selling stockholder identified below in the table. The selling stockholder may dispose of all, some or none of its shares in this offering. See “Plan of Distribution” for more information.

Acquisition of our Common Stock by the Selling Stockholder

The 572,546 shares of common stock offered for resale under this prospectus were issued by us to Natural Instincts LLC, the selling stockholder identified in the table below, in connection with our acquisition of all of the issued and outstanding equity interests in Rickland Orchards LLC.  Pursuant to the terms of the membership interest purchase agreement, we agreed to file a registration statement with respect to the resale of such shares of our common stock.

Arrangements Between Us and the Selling Stockholder

Except for the membership interest purchase agreement described above, the ownership of shares of our common stock, the employment by us of Jason Cohen and Michael Sands as an executive vice president and a vice president, respectively, or as otherwise set forth in the footnotes to the table below, the selling stockholder does not have, and within the past three years has not had any position, office or material relationship with us.  Mr. Cohen is a member of the board of managers of Natural Instincts LLC as well as a member of Natural Instincts LLC.  Mr. Sands is a member of Natural Instincts LLC.

Information Concerning the Selling Stockholder

The table below sets forth the name of the selling stockholder, the number of shares of common stock beneficially owned by the selling stockholder immediately prior to the date of this prospectus, and the total number of shares that may be offered pursuant to this prospectus. The table also provides information regarding the beneficial ownership of our common stock by the selling stockholder as adjusted to reflect the assumed sale of all of the shares offered under this prospectus. The percentage beneficial ownership of our common stock of the selling stockholder set forth in the table below is based on 53,445,910 shares of our common stock outstanding as of October 8, 2013. The selling stockholder may offer the shares for sale from time to time in whole or in part. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Except where otherwise noted in the footnotes to the table, the selling stockholder named in the following table has, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by it. Except as noted below, the selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

Because the selling stockholder may sell all, some or none of the shares of common stock beneficially owned by it, we are unable to determine the exact number of shares that will actually be sold pursuant to this prospectus and any supplement or amendment to this prospectus. We have estimated the number of shares of common stock that will be beneficially owned by the selling stockholder after this offering assuming that the selling stockholder sells all of its shares registered pursuant to this registration statement and that no other shares of our common stock are acquired or sold by the selling stockholder prior to completion of this offering. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information, all or a portion of the shares of common stock beneficially owned by it in transactions exempt from the registration requirements of the Securities Act. See “Plan of Distribution.”

The following table sets forth, to our knowledge, information for the selling stockholder as of October 8, 2013, based on information furnished to us by the selling stockholder. We have relied on the representations made by the selling stockholder and the information furnished to us. Information concerning the selling stockholder may change from time to time and any changed information will be set forth in supplements or amendments to this prospectus if and when necessary.

	Beneficial Ownership Before Offering			Beneficial Ownership After Offering
Selling Stockholder	Number of Shares Owned	Percent	Number of Shares Being Registered	Number of Shares Owned	Percent
Natural Instincts LLC	572,546	1.1%	572,546	0	0%

PLAN OF DISTRIBUTION

The shares of common stock listed in the table appearing under the caption “Selling Stockholder” in this prospectus are being registered to permit the resale of these shares of common stock by the holder of such shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock.

The selling stockholder or its registered assigns (including their respective pledgees, donees, transferees or successors-in-interest selling shares received from the selling stockholder as donor, pledgor or borrower or in connection with other non-related transfers after the date of the registration statement) may, from time to time, directly by the selling stockholder or alternatively, through underwriters, broker-dealers or agents or through a combination of such methods at the market price prevailing at the time of sale, a price related to the prevailing market price, at a fixed price or prices subject to change, a negotiated price or such other price as the selling stockholder determines from time to time. The selling stockholder may use any one or more of the following methods of sale:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  a block trade in which the broker-dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by such broker-dealer for its own account;

•                  on any national securities exchange or quotation service on which shares of our common stock may be listed or quoted at the time of sale;

•                  privately negotiated transactions;

•                  in any combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law and our insider trading policy.

The selling stockholder may (if subject to our company’s insider trading policy, then only if and to the extent permitted thereby), from time to time, pledge or loan some or all of the shares of common stock owned by it to a broker-dealer to the extent permitted pursuant to applicable law. The broker-dealer may offer and sell the shares of common stock so loaned or, upon a default, the broker-dealer may, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the broker-dealer as a selling stockholder under this prospectus.

The selling stockholder may (if subject to our company’s insider trading policy, then only if and to the extent permitted thereby) enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder also may (if subject to our company’s insider trading policy, then only if and to the extent permitted thereby) engage in short sales of our common stock or enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer shares of our common stock pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

Upon our being notified in writing by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchaser.

In order to comply with the securities laws of certain states, if applicable, the shares will be sold only through registered or licensed broker-dealers.

If underwriters are used in a firm commitment underwriting, the shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Generally, the underwriters’ obligations to purchase the shares will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the shares offered if they purchase any of the shares offered. If any arrangement is entered into with any underwriter, a supplement to this prospectus will be filed disclosing (i) the name of the selling stockholder and of the underwriter(s), (ii) the amount of securities underwritten, (iii) the public offering price of the shares of common stock and the proceeds to the selling stockholder, (iv) the commissions paid or discounts or concessions allowed to such underwriter(s), where applicable, and (v) other facts material to the transaction.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest may be the selling beneficial owners for purposes of this prospectus.

We have agreed to pay our fees and expenses incident to the registration and qualification of the shares. We and the selling stockholder have agreed to indemnify one another for certain liabilities.

The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to the selling stockholder in connection with resales of its shares under this registration statement.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to this registration statement, of which this prospectus forms a part. In addition, there can be no assurance that the selling stockholder will not transfer, devise or gift the shares of common stock registered pursuant to this registration statement by other means not described in this registration statement.

On October 7, 2013, we completed the acquisition of all the issued and outstanding equity interests of Rickland Orchards LLC.  Following the completion of the acquisition, Jason Cohen, the founder and chief executive officer of Rickland Orchards LLC, and Michael Sands, the chief operating officer of Rickland Orchards, began serving as an executive vice president and a vice president, respectively, of B&G Foods.  As part of the consideration for the acquisition, we issued Natural Instincts LLC, which is the selling stockholder named in this prospectus, an aggregate of 572,546 shares of our common stock. Mr. Cohen is a member of the board of managers of Natural Instincts LLC as well as a member of Natural Instincts LLC.  Mr. Sands is a member of Natural Instincts LLC.

The shares of common stock offered for resale under this prospectus will be listed on the New York Stock Exchange under the symbol “BGS.”

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus will be passed upon for us by Dechert LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements and schedule of B&G Foods, Inc. and subsidiaries as of December 29, 2012 and December 31, 2011, and for the years ended December 29, 2012, December 31, 2011 and January 1, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 29, 2012 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file periodic reports, proxy statements and information statements and other information with the Securities and Exchange Commission.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to our company and the securities offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete; reference is made in each instance to the copy of such contract or any other document filed as an exhibit to the registration statement. Each such statement is qualified in all respects by such reference to such exhibit.

You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1.800.SEC.0330 for further information on the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. B&G Foods’ SEC filings are also available to the public, free of charge, from our website at www.bgfoods.com.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any and all of these filings (except exhibits, unless they are specifically incorporated by reference into this prospectus). Please direct any requests for copies to:

B&G Foods, Inc.

Four Gatehall Drive, Suite 110

Parsippany, NJ 07054

Attention: Corporate Secretary

Telephone: 973.401.6500

Fax: 973.630.6550

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference in this prospectus the information contained in the following documents (other than any portions of the respective filings that were furnished under applicable SEC rules rather than filed):

•                  our annual report on Form 10-K for the fiscal year ended December 29, 2012 filed on February 26, 2013;

•                  our quarterly reports on Form 10-Q for the quarters ended March 30, 2013 filed on April 25, 2013, and June 29, 2013, filed on July 25, 2013;

•                  our current reports on Form 8-K filed on March  4, 2013, May  7, 2013, May 21, 2013, June 4, 2013, June 11, 2013, and July 8, 2013; and

•                  the description of our common stock contained in our registration statement on Form 8-A (Registration No. 001-32316) filed on May 16, 2007, as amended by Item 5.03 of our Current Report on Form 8-K filed on August 13, 2010, and including any future amendment or report filed for the purpose of updating such description.

We are also incorporating by reference all other reports that we will file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that will be furnished under applicable SEC rules rather than filed) after the date of this prospectus and prior to the completion of the offering of any securities covered by this prospectus. The information that we file with the SEC after the date of this prospectus and prior to the completion of the offering of any securities covered by this prospectus will update and supersede the information contained in this prospectus and incorporated filings. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

You may obtain copies of these documents from us, free of cost, by contacting us at the address or telephone number provided in “Where You Can Find More Information” immediately above.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated fees and expenses of the sale and distribution of the securities being registered under this registration statement, other than any underwriting discounts and commissions, all of which shall be borne by B&G Foods.

Amount
SEC Registration Fee	$2,572
Accounting Fees and Expenses	15,000
Legal Fees and Expenses	20,000
Miscellaneous Fees and Expenses	5,000
Total	$42,572

Item 15. Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law, B&G Foods may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of B&G Foods) by reason of the fact that such person is or was a director, officer, employee, or agent of B&G Foods, or is or was serving at the request of B&G Foods as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of B&G Foods and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

In addition, under Section 145, B&G Foods may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of B&G Foods to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of B&G Foods, or is or was serving at the request of B&G Foods as a director, officer, employee or agent of B&G Foods, or is or was serving at the request of B&G Foods as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of B&G Foods and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to B&G Foods unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145 also provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or defense of any claim issue or matter therein, such person shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith.

Furthermore, Section 145 provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Under Section 102(b)(7) of the Delaware General Corporation Law, B&G Foods may in its certificate of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation’s capital stock); or (iv) for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that our directors shall be entitled to the benefits of all limitations on the liability of directors generally permissible under Delaware law.

In addition, our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under Delaware law as in effect from time to time and by our certificate of incorporation.

As permitted by our certificate of incorporation and bylaws, we have purchased and we maintain directors’ and officers’ liability insurance policies to insure our directors and officers against certain liabilities.

Item 16. Exhibits

The Exhibits to this registration statement are listed in the “Exhibit Index” beginning on page II-7, which is incorporated herein by reference.

Item 17. Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than a payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Parsippany, New Jersey, on the 8th day of October, 2013.

B&G FOODS, INC.

By:	/s/ David L. Wenner
David L. Wenner
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Wenner, Robert C. Cantwell and Scott E. Lerner, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and sign any registration statement (or amendment thereto) for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

B&G FOODS, INC.

Signature	Title	Date

/s/ David L. Wenner	President, Chief Executive Officer and Director (Principal Executive Officer)	October 8, 2013
David L. Wenner

/s/ Robert C. Cantwell	Executive Vice President of Finance, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	October 8, 2013

Robert C. Cantwell

/s/ Stephen C. Sherrill	Chairman of the Board of Directors	October 8, 2013
Stephen C. Sherrill

/s/ Cynthia T. Jamison	Director	October 8, 2013
Cynthia T. Jamison

/s/ Charles F. Marcy	Director	October 8, 2013
Charles F. Marcy

/s/ Dennis M. Mullen	Director	October 8, 2013
Dennis M. Mullen

/s/ Cheryl M. Palmer	Director	October 8, 2013
Cheryl M. Palmer

/s/ Alfred Poe	Director	October 8, 2013
Alfred Poe

EXHIBIT INDEX

Exhibit No.	Description

3.1*

Second Amended and Restated Certificate of Incorporation of B&G Foods, Inc. (Filed as Exhibit 3.1 to B&G Foods’ Current Report on Form 8-K filed on August 13, 2010, and incorporated by reference herein).

3.2*

Bylaws of B&G Foods, Inc., as amended and restated through February 27, 2013 (Filed as Exhibit 3.1 to B&G Foods’ Current Report on Form 8-K filed on March 4, 2013, and incorporated by reference herein).

4.1*	Form of stock certificate for common stock (Filed as Exhibit 4.1 to B&G Foods’ Current Report on Form 8-K filed on August 13, 2010, and incorporated by reference herein).

5.1+	Opinion of Dechert LLP.

23.1+	Consent of Dechert LLP (included in Exhibit 5.1).

23.2+	Consent of KPMG LLP, independent registered public accounting firm.

24.1+	Power of Attorney (included on signature page).

*                                         Incorporated herein by reference to the indicated filing.

+                                         Filed herewith.